Exhibit 99.1

            BJ's Restaurants, Inc. Opens in Temecula, California and
                       Comments on Current Business Trends


     HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Sept. 6, 2006--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 51st restaurant in Temecula, California on September 5, 2006. The approximate 8,500 square foot BJ's Restaurant and Brewhouse is located in the Overland Center at 26500 Ynez Road. The new restaurant has seating for 270 guests with hours of operation from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.
     "We are excited to bring the BJ's restaurant concept to Temecula, which is in our core Southern California market," commented Jerry Deitchle, President and CEO. "First-day sales at Temecula set a new all time sales record for our Company. The Temecula restaurant represents our seventh new restaurant opening during 2006 and, with four restaurants currently under construction, we remain on track to achieve our stated goal to open as many as 11 new restaurants this year."
     "Our comparable restaurant sales for the current quarter remain solidly positive to date, in spite of the continuing challenging operating environment for most casual dining restaurant operations," said Deitchle. "Additionally, sales volumes for our 2006 openings continue to meet or exceed our expectations. We believe our continuing favorable sales trends are indicative of the attractive value that consumers recognize in the BJ's dining experience, coupled with steadily improving operational execution as a result of many of the key initiatives that we've implemented this year."
     The Company continues to target 2007 capacity growth of 20% to 25%, measured in terms of total restaurant operating weeks. "We currently have signed leases or letters of intent on hand to open as many as 13 new restaurants during 2007, and we expect to begin construction of four of those restaurants during the next 30 days," said Deitchle. "Additionally, we are well underway with identifying several specific locations for potential 2008 openings."

     BJ's Restaurants, Inc. currently owns and operates 51 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates eleven microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (34), Texas (7), Arizona (4), Oregon (3), Colorado (2) and Nevada (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

     Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 34 of our current 51 restaurants are located, (vii) restaurant and brewery industry competition,
(viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends,
(x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations,
(xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     CONTACT: BJ's Restaurants, Inc.
              Greg Levin, 714-848-3747, ext. 240